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                                                                    Exhibit 10.9

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement"), is made as of this 31st day of March, 2003, by and between THE PROVIDENCE SERVICE CORPORATION, a Delaware corporation, with its corporate headquarters located at 620 N. Craycroft, Tucson, AZ, its successors and assigns (hereinafter collectively referred to as "Company"), and MARY J. SHEA, an individual residing at 3562 N. Fiesta Del Sol, Tucson, AZ 85750 ("Employee").

                                   BACKGROUND

     WHEREAS, Employee is currently employed by Company as Executive Vice President; and;

     WHEREAS, Company intends to complete an Initial Public Offering ("IPO") of stock in Company, and offer Employee the foregoing Agreement contingent upon successful completion of the IPO;

     WHEREAS, should Company complete the IPO, Company desires to continue to employ Employee, and Employee desires to continue to be employed by Company, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the facts, mutual promises, and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Employment. Subject to, and contingent upon, the successful completion of the IPO, Company hereby employs Employee and Employee hereby accepts employment by Company, for the period and upon the terms and conditions set forth in this Agreement, subject to earlier termination pursuant to Section 6 below.

          2.  Office and Duties.

              (a) During the term of this Agreement, Employee shall serve as Executive Vice President of Company, and shall report to the President and Chief Operating Officer of Company and be subject to his supervision, control and direction.

              (b) In her capacity as Executive Vice President of Company, Employee shall have such authority, perform such duties, discharge such responsibilities and render such services as are customary to, and consistent with her position, subject to the authority and direction of the President and Chief Operating Officer, and shall perform such additional duties and responsibilities as may be from time to time assigned to her by the President and Chief Operating Officer.

              (c) The Employee shall render her services diligently, faithfully and to the best of her ability, and shall devote all of her working time, energy, skill and best efforts to the performance of her duties hereunder, in a manner that will further the business and interests of Company.

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              (d)  During the term of this Agreement, Employee shall not be engaged in any business activity which, in the reasonable judgment of the Board, conflicts with Employee's duties hereunder, whether or not such activity is pursued for pecuniary advantage.

          3. Term. This Agreement shall be effective for a term commencing on the date the IPO is successfully completed and ending on the Second anniversary thereof (the "Expiration Date"), unless sooner terminated as hereinafter provided or further extended by the mutual written agreement of Company and Employee (the "Term").

          4.  Compensation.

              (a) Base Salary. In consideration of the services rendered by Employee to Company during the Term hereof, Employee shall receive an annual base salary of One Hundred Forty Thousand and 00/100 Dollars ($140,000.00) ("Base Salary"), payable in equal periodic installments in accordance with Company's regular payroll practices in effect from time to time. Employee's Base Salary shall be reviewed annually by Company's Board of Directors ("Board") and/or a committee of the Board which has been delegated responsibility for employee compensation matters (such committee to be referred to herein as the "Compensation Committee") in accordance with the compensation policies and guidelines of Company, and may be modified as a result of such review at the sole discretion of the Board and/or the Compensation Committee.

              (b) Bonus Plans/Incentive Compensation Programs. In addition to Base Salary, during the Term, Employee shall be eligible to participate in any bonus plans or incentive compensation programs, if any, as may be in effect from time to time, at a level consistent with her position and with Company's then current policies and practices ("Bonus").

              (c) Benefits. During the Term, Employee also shall be entitled to participate in all fringe benefits, if any, as may be in effect from time to time which are generally available to Company's senior executive officers, and such other fringe benefits as the Board and/or Compensation Committee shall deem appropriate, subject to eligibility requirements thereof (collectively, the "Benefits").

              (d) Vacation. During the Term, Employee shall be entitled to the number of paid vacation days in each calendar year as determined by Company from time to time for its senior executive officers. Vacation days which are not used during any calendar year may not be accrued or carried-over to the next year, nor shall Employee be entitled to compensation for unused vacation days.

              (e) Business Expenses. During the Term, Company shall pay or reimburse Employee for all reasonable expenses incurred or paid by Employee in the performance of Employee's duties hereunder, upon timely presentation of expense statements or vouchers and such other information as Company may reasonably require and in accordance with the generally applicable policies and practices of Company.

              (f) Withholding. All payments made pursuant to this Agreement shall be subject to such withholding taxes as may be required by any applicable law.

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          5.  Representations of Employee.  Employee represents to Company that:
(a) there are no restrictions, agreements or understandings whatsoever to which Employee is a party that would prevent, or make unlawful, her execution of this Agreement and her employment hereunder; (b) her execution of this Agreement and her employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which she is a party, or by which she is bound; and (c) she is of full capacity, free and able to execute this Agreement and to enter into this Employment Agreement with Company.

          6. Termination. This Agreement shall continue until the Expiration Date, unless terminated earlier by Company or Employee as provided herein, or further extended by the mutual written agreement of Company and Employee. Unless otherwise extended by the mutual written agreement of Company and Employee, this Agreement shall terminate automatically on the Expiration Date, without any notice, severance pay, termination pay or any severance obligation whatsoever. If, however, this Agreement is terminated prior to the Expiration Date by Company or Employee, the provisions contained in Section 7, Payments Upon Termination, shall apply.

              (a) Termination by Company for Cause. Company shall have the right to terminate this Agreement at any time for "Cause". For purposes of this Agreement, the term "Cause" shall mean the following:

                   (i) Employee commits fraud or theft against Company or any of its subsidiaries, affiliates, joint ventures and related organizations, including any not-for-profit affiliates or not-for-profit joint ventures (collectively referred to as "Affiliates"), or is indicted, convicted of, or pleads guilty or nolo contendere to, a felony; or

                   (ii) In carrying out her duties hereunder, the Employee engages in conduct that constitutes gross neglect or willful misconduct and that results, in either case, in material economic harm to Company or its Affiliates; or

                   (iii) Employee materially breaches any provision of this Agreement (including but not limited to the restrictive covenants contained in Paragraph 8 below) or breaches any fiduciary duty or duty of loyalty owed to Company or its Affiliates; or

                   (iv) Employee engages in conduct tending to bring Company or its Affiliates into public disgrace or disrepute; or

                   (v) Employee repeatedly neglects or refuses to perform duties or responsibilities as directed by Company or the Board, or violates any express direction of any lawful rule or regulation established by Company or the Board which is consistent with the scope of Employee's duties under this Agreement; or

                   (vi) Employee commits any acts or omissions resulting in or intended to result in direct personal gain to the Employee at the expense of Company or its Affiliates; or

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                   (vii) Employee compromises trade secrets or other
confidential and proprietary information of Company or its Affiliates.

          "Cause" shall not include a bona fide disagreement over a corporate policy, so long as Employee does not willfully violate on a continuing basis specific written directions from Company or its Board, which directions are consistent with the provisions of this Agreement. Action or inaction by Employee shall not be considered "willful" unless done or omitted by her intentionally and without her reasonable belief that her action or inaction was in the best interests of Company or its Affiliates, and shall not include failure to act by reason of total or partial incapacity due to physical or mental illness.

              (b) Termination by Company upon the Death or Disability of Employee. Company shall have the right to terminate this Agreement at any time upon the death or Disability of Employee. The term, "Disability", as used herein, means any physical or mental illness, disability or incapacity which prettvents Employee from performing the essential functions of her job, with or without reasonable accommodations, hereunder for a period of not less than one hundred fifty (150) consecutive days or for an aggregate of one hundred eighty
(180) days during any period of twelve (12) consecutive months. During any period of Disability, Employee agrees to submit to reasonable medical examinations upon the reasonable request, and at the expense, of Company.

              (c) Termination By Company Without Cause. Company shall have the right to terminate this Agreement at any time without "Cause" and/or without the occurrence of Employee's death or Disability upon thirty (30) days written notice to Employee.

              (d) Termination By Employee For Good Reason. Employee shall have the right to terminate her employment at any time during the Term of this Agreement for "Good Reason". For purposes of this Agreement, "Good Reason" shall mean a material breach by Company of a material term or provision contained in this Agreement, which breach is not cured within thirty (30) days following the receipt by Company and its Board of written notice of such breach.

              (e) Termination by Employee for Other than Good Reason. If Employee shall desire to terminate her employment hereunder for other than Good Reason, she shall first give Company not less than thirty (30) days prior written notice of termination. Upon a termination of Employee's employment with Company under this Section 6(e), the effective date of termination shall be the date set forth in employee's resignation notice (assuming such date is in compliance with the notice provisions of this Section 6(e)) or an earlier date after Company's receipt of such notice as determined by Company, in its sole discretion, but not earlier than the date on which Company learned of Employee's decision to terminate her employment for other than Good Reason.

              (f) Notice of Termination. Any termination, except for death, pursuant to this Section 6 shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's

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employment under the provisions so indicated. The Notice of Termination shall also set forth Employee's employment is terminated and be delivered in accordance with the terms of this Agreement.

          Notwithstanding anything to the contrary set forth herein, the provisions of Sections 8 and 9 shall survive the termination of Employee's employment hereunder for any reason, and shall remain in full force and effect thereafter.

          7.  Payments Upon Termination.

              (a) Termination for Cause. In the event Employee's employment hereunder is terminated for Cause, all of Employee's rights to her Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Employee shall be entitled to any earned and unpaid portion of her Base Salary and accrued Benefits up to the date of termination, less all deductions or offsets for amounts owed by Employee to Company. Company shall have no further obligations to Employee under the Agreement.

              (b) Termination Due to Death or Disability. In the event Employee's employment hereunder is terminated due to her death or Disability, all of Employee's rights to her Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of such termination, except that Employee (or, in the event that Employee's employment hereunder is terminated due to Employee's death, Employee's heirs, personal representative or estate) shall be entitled to any earned and unpaid portion of her Base Salary and accrued Benefits up to the date of termination less all deductions or offsets for amounts owed by Employee to Company. Company shall have no further obligations to Employee under the Agreement.

              (c) Termination By Company Without Cause or By Employee For Good Reason. If Company terminates Employee's employment other than for Cause or the occurrence of Employee's death or Disability, or if Employee terminates her employment for Good Reason, all of Employee's rights to her Base Salary (so long as Employee is not in breach of this Agreement) shall continue as severance payments until, and terminate upon, the six (6) month anniversary of the date of such termination (the "Severance Period"), provided that Employee executes, and does not revoke, a General Release of all claims relating to her employment and termination from employment in a form provided by Company. Employee understands that should she fail or refuse to execute the General Release provided by Company, or revoke such General Release, she shall not be entitled to any severance payments under this section. Employee's Base Salary referred to in this paragraph shall be payable during the Severance Period in equal periodic installments in accordance with Company's regular payroll practices then in effect, but shall cease immediately if Employee is in breach of this Agreement. Company shall have no further obligations to Employee under the Agreement.

              (d) Termination By Employee For Other Than Good Reason. In the event Employee terminates her employment for other than Good Reason, all of Employee's rights to her Base Salary, Benefits and Bonus, if any, shall immediately terminate as of the date of termination, except that Employee shall be entitled to any earned and unpaid portion of her

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Base Salary and accrued Benefits up to the date of termination.
Company shall have no further obligations to Employee under the Agreement.

              (e) Recognition. Employee recognizes and accepts that Company shall not, in any case, be responsible for any additional amount, severance pay, termination pay, severance obligation or other damages whatsoever arising from the termination of Employee's employment, above and beyond those specifically provided for herein.

          8.  Restrictive Covenants.

              (a)  Non-Competition. During the Term, and for a period of nine
(9) months thereafter, Employee will not, in any capacity (including, but not limited to, owner, partner, member shareholder, consultant, advisor, financier, agent, employee, officer, director, manager or otherwise), directly or indirectly, for her own account or for the benefit of any natural person, corporation, partnership, trust, estate, joint venture, sole proprietorship, association, cooperative or other entity ("Person"), establish, engage in, work for, or be connected with, except as an employee of Company, any business in competition with the Business of Company (as defined in Section 8(i) below), if such business competes with the Business of Company in any State, county, or municipality where Company or its Affiliates conduct business, are preparing to conduct business or have conducted business during the Term.

              (b) Non-Solicitation/Non-Piracy. During the Term, and for a period of twelve (12) months thereafter, Employee will not, directly or indirectly, for her own account or for the benefit of any Person or entity:

                   (i) solicit, service, contact, or aid in the solicitation or servicing of any Person or entity which is or was a customer, prospective customer, client, prospective client, contractor, subcontractor or supplier of Company or its Affiliates within three (3) years prior to Employee's termination ("Company Customers/Clients"), for the purpose of (a) selling services or goods in competition with the Business of Company; (b) inducing Company Customers/Clients to cancel, transfer or cease doing business in whole or in part with Company or its Affiliates or (c) inducing Company Customers/Clients to do business with any Person or business entity in competition with the Business of Company.

                   (ii) solicit, aid in solicitation of, induce, contact for the purpose of, encourage or in any way cause any employee of Company or its Affiliates to leave the employ of Company or its Affiliates, or interfere with such employee's relationship with Company or its Affiliates.

              (c) Non-Disclosure. Other than in furtherance of the Business of Company, in the ord inary course in her capacity as an employee hereunder, Employee will not, at any time, except with the express prior written consent of the Board, directly or indirectly, disclose, communicate or divulge to any Person or entity, or use for the benefit of any Person or entity, any secret, confidential or proprietary knowledge or information with respect to the conduct or details of the Business of Company including, but not limited to, customer and client lists, customer and client accounts and information, prospective client, customer, contractor and subcontractor lists and information, services, techniques, methods of operation, pricing, costs,

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sales, sales strategies and methods, marketing, marketing strategies and methods, products, product development, research, know-how, policies, financial information, financial condition, business strategies and plans and other information of Company or its Affiliates which is not generally available to the public and which has been developed or acquired by Company or its Affiliates with considerable effort and expense. Upon the expiration or termination of Employee's employment under this Agreement, Employee shall immediately deliver to Company all memoranda, books, papers, letters, and other data (whether in written form or computer stored), and all copies of same, which were made by Employee or otherwise came into her possession or under her control at any time prior to the expiration or termination of her employment under this Agreement, and which in any way relate to the Business of Company as conducted or as planned to be conducted by Company or its Affiliates on the date of the expiration or termination.

              (d) Intellectual Property. Employee will promptly communicate to Company, in writing when requested, all software, designs, techniques, concepts, methods and ideas, other technical information, marketing strategies and other ideas and creations pertaining to the Business of Company which are conceived or developed by Employee alone or with others, at any time (during or after business hours) while Employee is employed by Company or its Affiliates. Employee acknowledges that all of those ideas and creations are inventions and works for hire, and will be Company's exclusive property. Employee will sign any documents which Company deems necessary to confirm its ownership of those ideas and creations, and Employee will cooperate with Company in order to allow Company to take full advantage of those ideas and creations.

              (e) Non-Disparagement. Employee will not, at any time, publish or communicate disparaging or derogatory statements or opinions about Company or its Affiliates, including but not limited to, disparaging or derogatory statements or opinions about Company's or its Affiliates' management, products or services, to any third party. It shall not be a breach of this section for Employee to testify truthfully in any judicial or administrative proceeding or to make statements or allegations in legal filings that are based on Employee's reasonable belief and are not made in bad faith.

              (f) Enforcement. Employee acknowledges that the covenants and agreements of this Section 8 ("Covenants") herein are of a special and unique character, which give them peculiar value, the loss of which cannot be reasonably or adequately compensated for in an action at law. Employee further acknowledges that any breach or threat of breach by her of any of the Covenants will result in irreparable injury to Company for which money damages could not be adequate to compensate Company. Therefore, in the event of any such breach or threatened breach, Company shall be entitled, in addition to all other rights and remedies which Company may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining Employee and/or all other Persons involved therein from committing a breach or continuing such breach. The remedies granted to Company in this Agreement are cumulative and are in addition to remedies otherwise available to Company at law or in equity. The Covenants contained in this Section 8 are independent of any other provision of this Agreement, and the existence of any claim or cause of action which Employee or any such other Person may have against Company shall not constitute a defense or bar to the enforcement of any of the Covenants. If Company is obliged to resort to litigation to enforce any of the Covenants

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which has a fixed term, then such term shall be extended for a period of time equal to the period during which a material breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a material breach occurred, or, if later, the last day of the original fixed term of such Covenant.

              (g) Acknowledgements. Employee expressly acknowledges that the Covenants are a material part of the consideration bargained for by Company, and, without the agreement of Employee to be bound by the Covenants, Company would not have agreed to enter into this Agreement. Employee further acknowledges and agrees that the Business of Company and its services are highly competitive, and that the Covenants contained in this Section 8 are reasonable and necessary to protect Company's legitimate business interests. In addition, Employee acknowledges that in the event her employment with Company terminates, she will still be able to earn a livelihood without violating this Agreement, and that the Covenants contained in this Section 8 are material conditions to my employment and continued employment with Company.

              (h) Scope. If any portion of any Covenant or its application is construed to be invalid, illegal or unenforceable, then the remaining portions and their application shall not be affected thereby, and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court or other trier of fact making such determination shall modify, reduce or limit such scope, duration, area or other factor, and enforce such Covenant to the extent it believes is lawful and appropriate.

              (i) Business of Company. The term, "Business of Company", as used herein, shall mean the provision by Company or its Affiliates of social services, including but not limited to, counseling, client monitoring and mentoring, substance abuse treatment and counseling, school support services, case management and foster care services to children, adults and families in community based settings such as a client's home, school or workplace. The term shall also mean the provision by Company or its Affiliates of intake, assessment and referral, case management and network management services to governmental agencies and provider networks, and any other business in which Company or its Affiliates were actually engaged or planning to be engaged during the Term.

              (j) Indemnification. Employee shall indemnify, defend and hold harmless Company in respect of all liabilities, charges, damages, losses, expenses, fees, and costs of any nature (including reasonable attorney's fees and costs of litigation) that result from a failure by Employee to fully perform or comply with any Covenants contained in this Section 8.

          9.  Miscellaneous.

              (a) Indulgences, Etc. Neither the failure, nor any delay, on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any

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other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

              (b)  Controlling Law; Consent to Arbitration; Service of Process.

                   (i) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Arizona (notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary), and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                   (ii) Except to the extent provided for in Section 8 above (relating to injunctive relief and other equitable remedies), Company and Employee agree that any claim, dispute or controversy arising under or in connection with this Agreement, or otherwise in connection with Employee's employment by Company or termination of her employment (including, without limitation, any such claim, dispute or controversy arising under any federal, state or local statute, regulation or ordinance or any of Company's employee benefit plans, policies or programs) shall be resolved solely and exclusively by binding, confidential, arbitration. The arbitration shall be held in Tucson, Arizona (or at such other location as shall be mutually agreed by the parties). The arbitration shall be conducted in accordance with the National Rules for the Resolution of Employment Disputes (the "Rules") of the American Arbitration Association ("the AAA") in effect at the time of the arbitration, except that the arbitrator shall be selected by alternatively striking from a list of five arbitrators supplied by the AAA. All fees and expenses of the arbitration, including a transcript if either requests, shall be borne equally by the parties, however, all costs for the services of the arbitrator shall be borne solely by Company. Each party is responsible for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs (unless the party prevails on a claim for which attorney's fees are recoverable under law). In rendering a decision, the arbitrator shall apply all legal principles and standards that would govern if the dispute were being heard in Court. This includes the availability of all remedies that the parties could obtain in Court. In addition, all statutes of limitation and defenses that would be applicable in Court, will apply to the arbitration proceeding. The decision of the arbitrator shall be set forth in writing, and be binding and conclusive on all parties. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act, if applicable, and otherwise by applicable state law. If either Company or Employee improperly pursues any claim, dispute or controversy against the other in a proceeding other than the arbitration provided for herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and recovery of all costs, losses and attorney's fees related to such action.

                   (iii) Each of the parties hereto hereby consents to process being served in any suit, action or proceeding of any nature, by the mailing of a copy thereof by registered or certified first-class mail, postage prepaid, return receipt requested, to them at their respective addresses set forth in
Section 9(c) hereof. Each of parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, all claims of error by reason of any such service pursuant to the terms hereof (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (A) shall be deemed in every respect effective service

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of process in any such suit, action or proceeding and (B) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service.

                   (iv) Nothing in this Section 9(b) shall affect the right of any party hereto to serve process in any manner permitted by law or affect the right of any party to bring proceedings against any other party in the courts of any jurisdiction or jurisdictions.

              (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                   (i)   If to Employee:

                         Mary J. Shea
                         3562 N. Fiesta Del Sol
                         Tucson, AZ  85750

                   (ii)  If to Company:

                         The Providence Service Corporation
                         620 N. Craycroft
                         Tucson, AZ  85711
                         Attention: Board of Directors

     In addition, notice by mail shall be by air mail if posted outside of the continental United States.

     Any party may alter the addresses to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

              (d) Assignment of Agreement. The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Company may assign or otherwise transfer its rights under this Agreement, including but not limited to all Covenants contained in Section 8 above, to any successor or affiliated business or corporation whether by sale of stock, merger, consolidation, sale of assets or otherwise. This Agreement may not, however, be assigned by Employee to a third party, nor may Employee delegate her duties under this Agreement.

              (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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              (f)  Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

              (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings between the parties, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

              (h) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

              (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

              (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which entities which are provincially regulated are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

              (k) Costs, Expenses in the Event of Breach. In the event that either Employee or Company breaches this Agreement, the non-breaching party shall be entitled to reimbursement for all costs and expenses associated with enforcing such non-breaching party's rights and remedies under this Agreement, including but not limited to legal fees and costs of litigation.

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          IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement, intending to be legally bound hereby, as of the date first above written.

                                        THE PROVIDENCE SERVICE CORPORATION


                                        By:    /s/  Fletcher Jay McCusker
                                           ------------------------------------
                                        Name:       Fletcher Jay McCusker
                                        Title:     Chief Executive Officer


                                        MARY J. SHEA


                                               /s/  Mary J. Shea
                                           ------------------------------------

            [Signature Page to Employment Agreement of Mary J. Shea]

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